Exhibit 23.1

We hereby consent to the incorporation by reference in the consolidated financial statements of PB Properties & Investments, Inc. and its subsidiary, Hope Loan Modification, LLC. (collectively the “Company”) for the quarters ended June 30, 2010 and 2009 of our reports dated August 2, 2010 included in its Registration Statement on Form 10-Q dated August 2, 2010 relating to the consolidated financial statements and consolidated financial statement schedules for the quarters ended June 30, 2010 and 2009 listed in the accompanying index.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
August 4, 2010 ___________________________________
Date